                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and "Summary Financial Data" and to the use of our report dated March 8, 2002, in the Registration Statement (Form S-1 File No. 333-_______) and related Prospectus of Mariner Health Care, Inc. (formerly known as Mariner Post-Acute Network, Inc., formerly Paragon Health Network, Inc., formerly Living Centers of America, Inc.) for the registration of 3,622,568 shares of its common stock.


                                                               ERNST & YOUNG LLP


Atlanta, Georgia
November 8, 2002